Exhibit 99.1


Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
  Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Allen Organ
Company (the "Company") on form 10-Q for the period ending
June 30, 2002 as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), I, Steven
Markowitz, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350 as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of
     section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Steven Markowitz
Steven Markowitz
Chief Executive Officer
August 7, 2002